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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF HADCO CORPORATION


DIRECT SUBSIDIARIES (100%) OWNED BY HADCO CORPORATION)     STATE OR COUNTRY/
                                                       TERRITORY OF ORGANIZATION

Hadco Santa Clara, Inc. (f/k/a Zycon Corporation)              Delaware
Hadco Phoenix, Inc. (f/k/a Continental Circuits Corp.)         Delaware
Zycon Corporation (a name holding corporation)                 Delaware
Continental Circuits Corp. (a name holding corporation)        Delaware
Hadco Foreign Sales Corporation                           U.S. Virgin Islands
Hadco Ireland Limited                                           Ireland
Hadco Scotland Limited                                         Scotland


INDIRECT SUBSIDIARIES                                      STATE OR COUNTRY/
                                                       TERRITORY OF ORGANIZATION

CCIR of California Corp. (100% owned by Hadco Phoenix,        California
      Inc.)
CCIR of Texas Corp. (100% owned by Hadco                        Texas
      Phoenix, Inc.)
Hadco Corporation (Malaysia) SDN.BHD. (f/k/a Zycon             Malaysia
      Corporation, SDN.BHD) (100% owned by Hadco Santa
      Clara, Inc.
Continental Circuits International, Inc. (100% owned by        Barbados
      Hadco Phoenix, Inc.




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